UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014

Escalera Resources Co.

(Exact name of registrant as specified in its charter)

Maryland	1-33571	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) - 794-8445

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective August 29, 2014, Escalera Resources Co. (the “Company”) entered into a credit agreement dated August 29, 2014 between Societe Generale as Administrative Agent and initial lender, and SG Americas Securities, LLC, as bookrunner and sole lead arranger (the “Credit Agreement”). The Credit Agreement provides for a $250 million commitment with a $50 million initial borrowing base collateralized by the Company’s natural gas and oil properties. The Credit Agreement matures on August 28, 2017.

Borrowings under the Credit Facility bear interest at a rate equal to a margin ranging between 0.75% and 2.75% depending on the level of funds borrowed plus the Company’s selection of the Alternate Base Rate or LIBOR Rate, both as defined in the Credit Agreement.

Under the Credit Agreement, the Company is subject to both financial and non-financial covenants. The financial covenants, as defined in the Credit Agreement, include maintaining (i) a current ratio of 1.0 to 1.0; (ii) a ratio of earnings before interest, taxes, depreciation, depletion, amortization, exploration and other non-cash items (“EBITDAX”) to interest plus cash paid for preferred stock dividends of greater than 1.5 to 1.0; and (iii) a consolidated net leverage ratio (funded debt to EBITDAX, less unencumbered cash) of less than 4.0 to 1.0.

The Company paid the lender and its financial advisor structuring fees totaling $875,000 in connection with facilitating the Credit Agreement.

The foregoing description does not purport to describe all the terms of the Credit Agreement. For additional terms and conditions, please see the Credit Agreement, which will be filed with the Company’s Report on Form 10-Q for the quarter ending September 30, 2014.

Item 1.02 Termination of a Material Definitive Agreement.

Effective August 29, 2014, the Company terminated the Amended and Restated Credit Agreement dated February 5, 2010, among the Company and Bank of Oklahoma, N.A., and the other lenders named therein as a result of entering into the new Credit Agreement discussed in Item 1.01.

In connection with the termination of this agreement, the Company was required by Bank of Oklahoma to settle its natural gas and interest rate hedges with the Company for net proceeds to the Company of $1.0 million. The Company entered into new hedge contracts on September 4, 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On September 2, 2014, the Company issued a press release entitled “Escalera Resources Announces Closing of $250 Million Credit Facility”, which is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 – Press Release, dated September 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPANY NAME

Date: September 5, 2014	By:	/s/ Emily Maron
	Name:	Emily Maron
	Title:	Assistant Corporate Secretary